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                                      EXHIBIT 5
               OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP.

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                                    July 31, 1998



Schuler Homes, Inc.
828 Fort Street Mall, 4th Floor
Honolulu, HI 96813

                    Re: Registration Statement for Offering of an Aggregate of 500,000 Shares of Common Stock
                         ------------------------------------------------------

Ladies and Gentlemen:

          We refer to your Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 500,000 shares of the Common Stock of the Company under the Schuler Homes, Inc. 1998 Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Schuler Homes, Inc. 1998 Employee Stock Purchase Plan, and in accordance with the Registration Statement, such shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's Common Stock.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ BROBECK, PHLEGER & HARRISON LLP

                                   BROBECK, PHLEGER & HARRISON LLP